EXHIBIT 10.1

Tanico Inc.

387 Whitby Shores Greenway, Whitby, Ontario L1N 9R6 Canada

ACTION IN WRITING BY THE BOARD OF DIRECTORS

The undersigned, being all the members of the Board of Directors of Tanico Inc., a Nevada corporation (the “Corporation”), hereby consents to and takes the following actions:

RESOLVED, that Anton Mikhalev be and hereby is elected to serve as Secretary of the Corporation to hold such offices in accordance with the By-Laws of the Corporation until his successor shall have been duly elected and qualified or until their early death, resignation or removal in accordance with the By-Laws of the Corporation; and

RESOLVED FURTHER, that, the Corporation shall issue no compensation for his services; and

RESOLVED FURTHER, that the proper officers of the Corporation, or any of them, are hereby authorized and directed to execute all documents and take all other actions necessary or advisable in order to carry out and perform the purposes of the foregoing resolutions; and

RESOLVED FURTHER, that the execution by the officers, of any document authorized by the foregoing resolutions or any document executed in the accomplishment of any action or actions so authorized, is (or shall become upon delivery) the enforceable and binding act and obligation of the Corporation; and

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 17th day of March, 2023.

/S/ Tatiana Feneva

Tatiana Feneva, CEO

/S/ Maria Tomskaia

Maria Tomskaia, Treasurer